SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, DC 20549

                                   FORM 8-K

                                CURRENT REPORT

                   Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934

                               Date of Report
                     (Date of earliest event reported)
                                 May 4, 2001

                               KUBLA KHAN, INC.
       (Exact name of small business issuer as specifies in its charter)

           Utah                    333-46114            87-0650976
(State or other Jurisdiction) (Commission File Number)  (IRS Employer
                                                        Identification No.)

      6990 So. Park Centre Drive, Suite 315, Salt Lake City, Utah 84121
               (Address of principal executive office)       (Zip Code)


Registrant's telephone number, including area code(801) 567-0111, Ext. 6315


ITEM 5.  OTHER EVENTS.

      On May 4, 2001, KUBLA KHAN, INC. (the "Company") closed its public offering being conducted under a registration statement in effect on Form SB-
2. The registration statement was declared effective by the Securities and Exchange Commission on March 28, 2001 as reported on in the Company's 10QSB for the quarter ended March 31, 2001. The offering closed with 75,000 of the Company's common shares offered and sold for gross proceeds of $75,000. The sales were made to residents of Utah pursuant to a registration by coordination.

                                  SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KUBLA KHAN, INC.
(Registrant)


      /s/ William Roberts
By:   ______________________________
      William Roberts, President

Date: August 1, 2001